Exhibit 10.4

COMMERCIAL LEASE

THIS LEASE is made and entered into as of May 1, 2013 (the “Effective Date”), by and between BGC LLC, a Florida limited liability company (“Landlord”) and Net Element International, Inc ., a Delaware corporation (“Tenant”) (collectively, the “Parties”).

In consideration for the payment of Rent hereinafter provided and the continuous performance by the Landlord and Tenant of every covenant and agreement herein contained to be kept and performed (the performance of each one is declared to be an integral part of the consideration to be paid by the Tenant), the Landlord does hereby lease, rent and demise unto the Tenant and the Tenant does hereby lease from and of the Landlord the “Premises”, as hereinafter defined and more particularly described on Exhibit A, together with the “Furniture”, as hereinafter defined and more particularly described on Exhibit B, contained therein, all subject to the terms and conditions hereinafter set forth.

1.               DEFINED TERMS. The following terms, as used in this Lease, shall have the following meanings in this Lease and all exhibits and riders to this Lease.

1.1.            Services, Utilities and Additional Rent. Notwithstanding anything to the contrary in the Lease, from and after the Effective Date until the expiration of the Lease Term, Tenant shall be responsible for payment, at Tenant’s sole cost and expense, of all services and utilities for the Premises, the Unit 705, Unit 706 and Unit 707, which services and utilities shall include, but not be limited to, (a) air conditioning and heating; (b) electricity for the purposes of lighting and general office equipment use in amounts consistent with Building standard electrical capacities; (c) telephone service; (d) internet service; and (e) direct TV. Subsections (a), (b), (c), (d) and (e) shall constitute "Additional Rent". Landlord shall have the right to use the below referenced services at no cost (except for long distance telephone service) in connection with Landlord’s use of its premises. Landlord's use of the premises shall be limited to the use of telephone, direct TV and internet services and to use of the server room located therein.

1.2.            Alterations: Any alteration, addition, or improvement in or on or to the Premises of any kind or nature, including any improvements made prior to Tenant’s occupancy of the Premises.

1.3.            Association: The Office 163 Condominium Association, Inc., a Florida not for profit corporation.

1.4.            Base Rent: The following amounts (which do not include sales tax):

Period	Monthly Base Rent	Period Base Rent
May 1, 2013 to December 31, 2013	$16,800.00	$134,400.00
January 1, 2014 to December 31, 2014	$17,640.00	$211,680.00
January 1, 2015 to December 31, 2015	$18,522.00	$222,264.00
January 1, 2016 to December 31, 2016	$19,448.10	$233,377.20

1.5.            Building: The building included within the Condominium Property and located at 3363 N.E. 163rd Street, North Miami Beach, FL 33160.

1.6.            Condominium: The Office 163 Condominium, according to the Declaration of Condominium thereof, recorded in Official Records Book 24574, Page 4398 of the Public Records of Miami-Dade County, and all amendments thereto.

1.7.            Condominium Act: The Florida Condominium Act (Chapter 718 of the Florida Statutes) as it exists as of the Lease Date of this Lease and as may be hereafter amended.

1.8.            Condominium Property: The land, all improvements on the land, and personal property subjected to the condominium form of ownership under the Declaration of Condominium.

1.9.            Common Elements: The “Common Elements” of the Condominium as defined in the Declaration of Condominium.

1.10.          Furniture: The furniture designated on the attached Exhibit B, which is located within the Premises. The Furniture shall be returned to Landlord at the end of the Lease Term in good condition, reasonable wear and tear excepted.

1.11.          Guarantor: Oleg Firer will guarantee all of Tenant’s obligations under this Lease by signing a Guaranty substantially similar in form and content to the Guaranty attached as Exhibit C.

1.12.          Lease Term: Tenant shall have and hold the Premises for a term from May 1, 2013 through December 31, 2016 (“Lease Term”) commencing on the date (the “Commencement Date”) which is May 1st 2013, and shall terminate at midnight on the last day of the Lease Term (the “Expiration Date”) which is December 31st 2016, unless sooner terminated or extended as hereinafter provided.

1.13.          Premises : 3363 NE 163 ST Suite 705, Suite 706 and Suite 707. The Premises are depicted in “red” in the attached Exhibit A. Landlord reserves the right to install, maintain, use, repair, and replace pipes, ducts, conduits, risers, chases, wires, and structural elements leading through the Premises in locations that will not materially interfere with Tenant’s use of the Premises.

1.14.          Rent: The Base Rent, plus all applicable sales, use or other taxes (including federal and state), and Additional Rent.

1.15.          Security Deposit of $16,800.00 to be paid within 30 days of the execution of the lease; provided, however, Tenant shall increase such Security Deposit by $1,000.00 at the end of each Period of the Lease Term.

1.16.          Unit: The Unit shall mean Unit 705, Unit 706 and Unit 707 of the Condominium, as depicted in "red" in the attached Exhibit "A".

2.               TERM. Tenant shall have and hold the Premises for the Lease Term.

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3.                USE. Tenant shall continuously use and occupy the Premises only for general office purposes directly related to the business conducted by Tenant as of the Effective Date. Tenant shall not use, permit or suffer the use of the Premises for any other business or purpose. Tenant shall conform to the Rules and Regulations of the Condominium as may be promulgated by the Association, any property manager on behalf of the Association and the Landlord with respect to the Premises. In addition, Tenant shall comply with all laws, ordinances and governmental regulations concerning the use of the Premises and shall not permit or suffer any illegal or improper act to occur on the Premises.

4.               RENT. Tenant shall pay to Landlord in lawful United States currency the Base Rent. The Base Rent for each Period shall be payable in equal monthly installments, due on the first day of each calendar month, in advance, in legal tender of the United States of America, without abatement, demand, deduction or offset whatsoever. One full monthly installment of Base Rent shall be due and payable on the Effective Date and shall be applied to the first month's Base Rent, and a like monthly installment of Base Rent shall be due and payable on or before the first day of each calendar month following the first calendar month after the Commencement Date during the Lease Term hereof (provided, that if the Commencement Date should be a date other than the first day of a calendar month, the monthly Base Rent installment paid on the date of execution of this Lease by Tenant shall be prorated to the first calendar month, and the excess shall be applied as a credit against the next monthly Base Rent installment). Unless otherwise expressly provided, all monetary obligations of Tenant to Landlord under this Lease, of any type or nature, other than Base Rent, shall be denominated as Additional Rent. Except as otherwise provided, all Additional Rent shall be due and payable within ten (10) days from Tenant’s receipt of an invoice from Landlord setting forth such costs. Tenant shall pay monthly to Landlord any sales, use, or other tax (excluding state and federal income tax) now or hereafter imposed on any Rent due under this Lease so long as such taxes are itemized in invoices presented by Landlord to Tenant. All Rent shall be paid to Landlord without demand, setoff, or deduction whatsoever, except as specifically provided in this Lease, at Landlord’ address as set forth in Section 28.1 of this Lease, or at such other place as Landlord shall designate in writing to Tenant. Tenant’s obligations to pay Rent are covenants independent of the Landlord’s obligations under this Lease.

5.               TAXES AND ASSESSMENTS. Landlord shall be responsible for the payment of the ad valorem and non-ad valorem taxes and special assessments for the Premises and all assessments due to the Association during the Lease Term. Tenant acknowledges that Tenant shall be responsible for the payment of all personal property taxes with respect to Tenant’s personal property located at the Premises.

6.               ASSIGNMENT OR SUBLETTING. Tenant may not transfer any of its rights under this Lease, voluntarily or involuntarily, whether by merger, consolidation, dissolution, operation of law, or any other manner, without the prior written approval of Landlord, which consent shall not be unreasonably withheld or delayed. Without limiting the generality of the foregoing, Tenant may not sublease, assign, mortgage, encumber, permit the transfer of ownership or control of the business entity comprising Tenant, or permit any portion of the Premises to be occupied by third parties without the prior written approval of Landlord, which consent shall not be unreasonably withheld or delayed . Consent by Landlord to a transfer shall not relieve Tenant from the obligation to obtain Landlord’s prior written consent to any further transfer. Tenant and Guarantor shall remain fully liable for all obligations under this Lease following any such transfer. The joint and several liability of Tenant, Guarantor, and any successor in interest of Tenant (by assignment or otherwise) under this Lease shall not in any way be affected by any agreement that modifies any of the rights or obligations of the parties under this Lease or any waiver of, or failure to enforce, any obligation under this Lease. Any transfer by Tenant in violation of this article shall, at Landlord’s option, be void. Landlord shall be permitted to assign the Lease to any party, including a successor owner of the Unit in the event that Landlord elects to sell or convey the Unit provided that: (a) Landlord notifies Tenant of such transfer and all relevant information to serve notices to the successor in interest; and (b) Upon such assignment, all liabilities and obligations on the part of the Landlord under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner. Notwithstanding anything to the contrary contained herein, provided Tenant is not in default hereunder beyond any applicable notice or cure period, Tenant shall have the right, upon giving prompt written notice to Landlord, to assign this Lease or sublet all or any portion of the Premises to any Affiliate (as hereinafter defined); provided, however, no such assignment or subletting shall relieve Tenant or Guarantor of their obligations to Landlord hereunder. The term "Affiliate" shall mean any parent company or any subsidiary which controls or is controlled by Tenant. The term "control" shall mean ownership of not less than fifty-one percent of the voting rights attributable to the shares of the controlled company.

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7.               INSURANCE. During the entire term of this Lease (including any extension or renewal period) Tenant, at its expense, shall keep in full force and effect a comprehensive policy or policies of commercial general liability insurance and property damage insurance with respect to the Premises and the business operated by Tenant in the Premises, in which the limits shall not be less than $2,000,000.00 combined single limit coverage of bodily injury, property damage or combination thereof and in an amount to cover one-hundred percent (100%) of the replacement costs, without co-insurance, of all of Tenant’s property at the Premises. In addition, Landlord reserves the right to reasonably require additional insurance in the event that Tenant's use of the Premises requires Landlord to increase its insurance requirements. The policies shall contain an endorsement naming Landlord and any other person, firm or corporation designated by Landlord as an additional insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord thirty (30) days prior written notice. The insurance shall be issued by insurers of recognized responsibility, licensed and doing business in the State of Florida, and having a BEST rating of A+ or better; and a binder for such insurance shall be delivered to Landlord upon execution of this Lease, and a copy of the policy or a certificate of insurance shall be delivered to Landlord prior to the Lease Date and whenever requested thereafter by Landlord. At least thirty (30) days prior to each anniversary date of such insurance coverage, proof of that such insurance has been renewed and payment thereof shall be delivered to Landlord so as to enable it to verify that the policy has been renewed and paid for the next annual period. In the event Tenant fails to provide such evidence, or in the event of cancellation, termination or change of such insurance, Landlord, after ten (10) days written notice to Tenant, may, but shall not be required to, procure such insurance for Tenant and the cost thereof shall be charged as Additional Rent hereunder.

8.               DEFAULT.

8.1.            Events of Default. Each of the following shall be a default under this Lease: (a) Tenant fails to make any payment of Rent within seven (7) days after the date such Rent was due; (b) Tenant fails to perform any other terms, provisions or obligations of this Lease and such failure continues for thirty (30) days after notice thereof in writing to Tenant by Landlord; (c) Tenant or any Guarantor becomes bankrupt or insolvent or makes an assignment for the benefit of creditors or takes the benefit of any insolvency act, or if any debtor proceedings be taken by or against Tenant or the Guarantor; (d) Tenant abandons the Premises,(e) Tenant transfers this Lease in violation of the Assignment or Subletting article; or (f) Tenant fails to deliver an estoppel certificate within the time period required by the Estoppel Certificates article of this Lease..

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8.2.            Remedies. In addition to all remedies provided by law, if Tenant defaults under this Lease, Landlord may at the expiration of all cure periods provided for herein by written notice to Tenant: (a) terminate this Lease or (b) terminate Tenant’s right of possession of the Premises (without terminating this Lease). If Landlord terminates this Lease or Tenant’s right of possession, Tenant shall remain liable for all Rent owed for the remainder of the Lease Term, and Landlord may declare the entire balance of all forms of Rent due under this Lease for the remainder of the Lease Term to be forthwith due and payable and may collect the then present value of the Rents (calculated using a discount rate equal to the discount rate of the branch of the Federal Reserve Bank closest to the Premises in effect as of the date of the default). In the event Landlord relets the Premises, Landlord shall account to Tenant, at the date of the expiration of the Lease Term, for the net amounts (taking into consideration fair and reasonable: marketing/advertising costs, legal expenses, brokerage commissions, “free rent”, moving costs, or other incentives granted, and the cost of improvements to the Premises required by replacement tenants) actually collected by Landlord as a result of a reletting. If Landlord terminates this Lease or Tenant’s right of possession in accordance with this Section, Landlord shall be entitled to reimbursement from Tenant of all collection costs, including reasonable attorney’s fees.

8.3.            Landlord’s Right to Perform. If Tenant defaults and after all notice and cure periods have expired, Landlord may but shall have no obligation to, perform the obligations of Tenant, and if Landlord, in doing so, makes any expenditures or incurs any obligation for the payment of money, including reasonable attorneys’ fees, the sums so paid or obligations incurred shall be paid by Tenant to Landlord within five (5) days of rendition of a bill or statement to Tenant therefor.

8.4.            Late Charges and Interest. If any payment due Landlord under this Lease shall not be paid within five (5) days of the date when due, Tenant shall pay, in addition to the payment then due, an administrative charge equal to the greater of (a) 5% of the past due payments; or (b) $500. All past due payments due Landlord under this Lease shall bear interest at the highest rate of interest permitted to be charged by applicable law, accruing from the date the obligation arose through the date payment is actually received by Landlord.

8.5.            Limitations. None of Landlord’s officers, employees, agents, directors, shareholders, partners, or affiliates shall ever have any personal liability to Tenant under this Lease except for acts involving gross negligence. No person holding Landlord’s interest under this Lease shall have any liability after such person ceases to hold such interest, except for any liability accruing while such person held such interest. TENANT SHALL LOOK SOLELY TO LANDLORD’S ESTATE AND INTEREST IN THE UNIT FOR THE SATISFACTION OF ANY RIGHT OR REMEDY OF TENANT UNDER THIS LEASE, AND NO OTHER ASSETS OF LANDLORD SHALL BE SUBJECT TO LEVY, EXECUTION, OR OTHER ENFORCEMENT PROCEDURE FOR THE SATISFACTION OF TENANT’S RIGHTS OR REMEDIES UNDER THIS LEASE, OR ANY OTHER LIABILITY OF LANDLORD TO TENANT OF WHATEVER KIND OR NATURE. Tenant waives any claims against Landlord that Tenant does not make in writing within 30 days of the onset of the cause of such claim. Landlord and Tenant each waive all rights (other than rights under the End of Term article) to consequential damages, punitive damages, or special damages of any kind.

8.6.            Intentionally Deleted.

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8.7.            Security Interest. Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises including, but not limited to, all fixtures, furniture, inventory, machinery, equipment, merchandise, furnishings and other articles of personal property, and all proceeds of the sale or other disposition of such property (collectively, the “Collateral”) to secure the payment of all Rent to be paid by Tenant pursuant to this Lease. Such lien and security interest shall be in addition to any landlord’s lien provided by law. This Lease shall constitute a security agreement under the Florida Uniform Commercial Code so that Landlord shall have and may enforce a security interest in the Collateral. Tenant agrees to execute as debtor and deliver such financing statement or statements and any further documents as Landlord may now or hereafter reasonably request to protect such security interest pursuant to such code. Landlord, as secured party, shall be entitled to all rights and remedies afforded a secured party under such code, which rights and remedies shall be in addition to Landlord’s liens and rights provided by law or by the other terms and provisions of this Lease.

9.               ALTERATIONS. Tenant shall make no Alterations without the prior written consent of Landlord, which consent may not be unreasonably withheld or delayed. Notwithstanding the foregoing, Landlord consent shall not be required for minor, non-structural Alterations to the Premises that are not affixed to the Premises. All Alterations, if any, shall be made in good, workmanlike manner and in compliance with applicable building and zoning codes and shall be made at Tenant’s own expense. Upon termination of the Lease, all Alterations made by Tenant will remain the property of Tenant which Tenant will remove from the Premises within a reasonable period. In addition, Tenant will repair all damage to the Premises caused by the removal of such Alterations at Tenant’s sole expense. Except as expressly set forth in this Lease, Landlord shall not perform any alterations, additions, or improvements in order to make the Premises suitable and ready for occupancy and use by Tenant and Tenant shall accept possession of the Premises in its then “as-is”, “where-is” condition, without representation or warranty of any kind by Landlord.

10.             LIENS. The interest of Landlord in the Premises shall not be subject in any way to any liens, including construction liens, for Alterations made by or on behalf of Tenant. This exculpation is made with express reference to Section 713.10, Florida Statutes. If any lien is filed against the Premises for work or materials claimed to have been furnished to Tenant, Tenant shall cause it to be discharged of record or properly transferred to a bond under Section 713.24, Florida Statutes, within ten (10) days after the filing of any such lien. Further, Tenant shall indemnify, defend, and save Landlord harmless from and against any damage or loss, including reasonable attorneys’ fees, incurred by Landlord as a result of any liens or other claims arising out of or related to work performed in the Premises by or on behalf of Tenant. Tenant shall notify every contractor making improvements to the Premises that the interest of the Landlord in the Premises shall not be subject to liens.

11.              ACCESS TO PREMISES. Landlord and persons authorized by Landlord shall have the right, at all times upon reasonable notice to Tenant except in the case of an emergency or access to the server room, to enter and inspect the Premises and to make necessary repairs and alterations . Any such repairs and alterations shall be done in a manner that is least disruptive to Tenant’s business operations and scheduled with advance notice to Tenant.

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12.             COMMON ELEMENTS, SERVER ROOM AND MECHANICAL/AC ROOM. Tenant shall comply with the Rules and Regulations of the Association provided by Landlord to Tenant in Tenant’s and Tenant’s employees, agents, successors and/or assigns use of the Common Elements. Notwithstanding anything to the contrary herein, the server room and the general storage/mechanical/ac room identified in the attached Exhibit “A” (“Server/Mechanical/AC Room”) are not part of the Premises and shall at all times be subject to the exclusive control and management of Landlord. Tenant and Tenant’s employees, agents, successors and/or assigns shall not have the right to access and/or use the Server/Mechancial/AC Room without the prior written consent of Landlord. Notwithstanding anything to the contrary herein, Landlord and Landlord’s employees, agents, customers and invitees shall have the right to use at any time, in common with Tenant, all interior hallways located within the Unit for the purpose of accessing the Server/Mechanical/AC Room in the Condominium. Landlord may temporarily preclude access to the Premises in the event of casualty, governmental requirements, the threat of an emergency such as a hurricane or other act of God, or if it is absolutely necessary in order to prevent damage or injury to person or property. This Lease does not create, nor will Tenant have any express or implied easement for, or other rights to, air, light, or view over, from, or about the Premises.

13.             CASUALTY DAMAGE. If: (a) the Unit (whether or not including the Premises) or the Condominium (in accordance with the Declaration of Condominium and the Condominium Act) is so damaged that substantial alteration or reconstruction of the Unit or the Condominium is required (whether or not the Premises shall have been damaged by the casualty); or (b) the Premises shall be partially damaged by casualty during the last two years of the Lease Term, and the estimated cost of repair exceeds 25% of the Base Rent then remaining to be paid by Tenant for the balance of the Lease Term; Landlord may, within 90 days after the casualty, give written notice to Tenant of Landlord’s election to terminate this Lease, and the balance of the Lease Term shall automatically expire on the fifth day after the notice is delivered. If Landlord does not elect to terminate this Lease, Landlord shall proceed with reasonable diligence to restore the Unit and the Premises to substantially the same condition they were in immediately before the happening of the casualty. However, Landlord shall not be required to restore the Building, the Condominium, the lease premises, or any portion of Tenant’s property. Rent shall abate in proportion to the portion of the Premises or the Unit not useable by Tenant as a result of any casualty resulting in damage to the Building as of the date on which the Premises becomes unusable. Landlord shall not otherwise be liable to Tenant for any delay in restoring the Premises or the Unit so long as Landlord continuously uses best efforts and diligence in the restoration process or any inconvenience or annoyance to Tenant or injury to Tenant’s business resulting in any way from the damage or the repairs, Tenant’s sole remedy being the right to an abatement of Rent.

14.             CONDEMNATION. If the whole or any substantial part of the Premises shall be condemned by eminent domain or acquired by private purchase in lieu of condemnation, this Lease shall terminate on the date on which possession of the Unit and/or Building is delivered to the condemning authority and Rent shall be apportioned and paid to that date. Tenant shall have no claim against Landlord for the value of any unexpired portion of the Lease Term, nor shall Tenant be entitled to any part of the condemnation award or private purchase price. If this Lease is not terminated as provided above, Rent shall abate in proportion to the portion of the Premises condemned.

15.             REPAIR AND MAINTENANCE. Tenant shall, at its sole cost, repair, replace and maintain the Premises, including, but not limited to, the walls, ceilings and floors, except for major mechanical systems or the roof, damaged or worn through normal occupancy. In addition, Tenant shall pay the cost of any repairs or maintenance resulting from negligent acts or omissions of Tenant, its employees, agents, or contractors. Tenant shall also pay for the maintenance, repair and replacement of any specialized electrical, plumbing, mechanical, fire protection, life safety and HVAC systems servicing the Premises that have been specifically requested by Tenant exclusively for its use.. All replacements shall be of equal quality and class to the original items replaced. Tenant shall not commit or allow to be committed any waste on any portion of the Premises.

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16.             ESTOPPEL CERTIFICATES. From time to time, Tenant, on not less than fourteen days’ prior notice, shall execute and deliver to Landlord an estoppel certificate in a form generally consistent with the requirements of institutional lenders and certified to Landlord and any mortgagee or prospective mortgagee or purchaser of the Unit.

17.             SUBORDINATION. This Lease is and shall be subject and subordinate to all mortgages that may now or hereafter affect the Unit, and to all renewals, modifications, consolidations, replacements, and extensions of the mortgages. This article shall be self-operative and no further instrument of subordination shall be necessary. However, in confirmation of this subordination, Tenant shall execute promptly any reasonable certificate that Landlord may request to confirm such subordination. If the interest of Landlord under this Lease is transferred by reason of or assigned in lieu of foreclosure or other proceedings for enforcement of any mortgage, or if this Lease is terminated by foreclosure of any mortgage to which this Lease is subordinate, then Tenant will, at the option to be exercised in writing by the purchaser or assignee, (a) attorn to it and will perform for its benefit all the terms of this Lease on Tenant’s part to be performed with the same force and effect as if the purchaser or assignee were the Landlord originally named in this Lease so long as the successor in interest agrees in writing to be bound by all the terms and conditions of this Lease, or (b) enter into a new lease with the purchaser or assignee for the remainder of the Lease Term and otherwise on the same terms as provided in this Lease.

18.              INDEMNIFICATION. Landlord and Tenant shall each indemnify, defend, and save harmless the other party and the other party’s employees, agents, and contractors from and against any and all loss, damage, claim, demand, liability, or expense (including reasonable attorneys’ fees) resulting from claims by third parties and based on any acts or omissions (specifically including negligence and the failure to comply with this Lease) of the indemnitor, its employees, agents, and contractors in connection with the Unit, Premises and Condominium, and only to the extent caused in whole or in part by acts or omissions of the indemnitor, its employees, agents, and contractors, regardless of whether or not the claim is caused in part by any of the indemnified parties. When any claim is caused by the joint acts or omissions of the indemnitor and the indemnified parties, the indemnitor’s duties under this article shall be in proportion to the indemnitor’s allocable share of the joint liability.

19.             NO WAIVER. The failure of a party to insist on the strict performance of any provision of this Lease or to exercise any remedy for any default shall not be construed as a waiver. The waiver of any noncompliance with this Lease shall not prevent subsequent similar noncompliance from being a default. No waiver shall be effective unless expressed in writing and signed by the waiving party. No notice to or demand on a party shall of itself entitle the party to any other or further notice or demand in similar or other circumstances. The receipt by Landlord of any Rent after default on the part of Tenant (whether the Rent is due before or after the default) shall not excuse any delays as to future Rent payments and shall not be deemed to operate as a waiver of any then existing default by Tenant or of the right of Landlord to enforce the payment of any other Rent reserved in this Lease or to pursue eviction or any other remedies available to Landlord. No payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent actually owed under the terms of this Lease shall be deemed to be anything other than a payment on account of the earliest stipulated Rent. No endorsement or statement on any check or any letter accompanying any check or payment of Rent will be deemed an accord and satisfaction. Landlord may accept the check or payment without prejudice to Landlord’s right to recover the balance of the Rent or to pursue any other remedy. It is the intention of the parties that this article modify the common law rules of waiver and estoppel and the provisions of any statute which might dictate a contrary result.

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20.             SERVICES AND UTILITIES. Landlord shall furnish the following services: (a) air conditioning and heating; (b) electricity for the purposes of lighting and general office equipment use in amounts consistent with Building standard electrical capacities; (c) telephone service; and (d) internet service. The costs of the provision of such services to the Premises shall be paid for by Tenant as Additional Rent in accordance with Section 1.1 of this Lease. Tenant shall be responsible for all other utilities, except those which are provided by the Association. Landlord shall have the right to select the Premises' electric, telephone and internet service providers and to switch providers at any time. Tenant’s use of electrical services furnished by Landlord shall not exceed, either in voltage, rated capacity, use, or overall load, that which Landlord deems to be standard for the Building, or otherwise interfere with electrical services to Unit 705, Unit 706 and/or 707 of the Condominium or the Condominium. In no event shall Landlord be liable for damages resulting from the failure of the services unless same were caused by Landlord’s grossly negligent acts.. If at any time during the Lease Term the Condominium has any type of access control system for the parking areas or the Building, Tenant shall purchase access cards for all occupants of the Premises from Landlord at Landlord’s actual cost for the said cards. Any interruption or failure in the delivery of services and utilities shall in no manner entitle Tenant to any remedies including abatement of Rent unless the Landlord has failed or refused to exercise its reasonable and best efforts to restore services and utilities in a reasonable time in light of the circumstances or event causing the interruption.

21.             PARKING SPACES. In accordance with the Declaration of Condominium, Tenant shall be permitted the non-exclusive use, together with Landlord and other owners and occupants of the Condominium, of the non-reserved automobile parking areas, driveways and footways within the Condominium Property, all subject to the Rules and Regulations of the Association. In addition, Landlord agrees to assign to Tenant nine (9) separated structured parking spaces reserved for the exclusive use of Tenant, its employees or agents (the “Parking Spaces”). The Parking Spaces allocated by Landlord are indicated on the attached Exhibit D . Tenant agrees upon request to provide Landlord with a list of license plates, automobile makes and models for all vehicles operated by Tenant, its employees or agents and parked within the Parking Spaces.

22.             SECURITY DEPOSIT. The Security Deposit shall be paid by Tenant to Landlord within 30 days of the date this Lease is executed by Tenant and Landlord, and the Security Deposit shall be stated on the books and records of the Landlord as security for Tenant’s full and faithful performance of this Lease, including the payment of Rent. Tenant grants Landlord a security interest in the Security Deposit. The Security Deposit may be commingled and/or used with other funds of Landlord and Landlord shall have no liability for payment of any interest on the Security Deposit. .Landlord may apply the Security Deposit to the extent required to cure any default by Tenant. If Landlord so applies the Security Deposit, Tenant shall deliver to Landlord the amount necessary to replenish the Security Deposit to its original sum within five days after notice from Landlord. The Security Deposit shall not be deemed an advance payment of Rent or a measure of damages for any default by Tenant, nor shall it be a defense to any action that Landlord may bring against Tenant.

23.             GOVERNMENTAL REGULATIONS. Tenant shall promptly comply with all laws, codes, and ordinances of governmental authorities.

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24.             SIGNS. Upon the written approval of Landlord, which approval shall not be unreasonably withheld or delayed, and upon the approval of the Association, if applicable, Tenant may place a sign bearing its name on the Premises, provided all signage complies with the Rules and Regulations of the Association and Landlord with respect to the Unit and all applicable laws, governmental regulations and zoning ordinances. . Landlord hereby approves of all Tenant signage that is installed as at the date of signing of this Lease.

25.             BROKER. Landlord and Tenant acknowledge and agree that neither party has utilized the services of or dealt with any real estate broker or real estate sales associate in connection with this Lease. Both parties agree that, if any broker makes a claim for a commission based upon this Lease Landlord and Tenant shall indemnify, defend and hold one another harmless from any such claim.

26.             END OF TERM. Tenant shall surrender the Premises to Landlord at the expiration or sooner termination of this Lease in good order and condition, broom-clean, except for reasonable wear and tear. Tenant shall be liable to Landlord for all damages, that Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify, defend, and save Landlord harmless against all costs, claims, losses, or liabilities resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant founded on any delay. All Alterations, including HVAC equipment, wall coverings, carpeting and other floor coverings, ceiling tiles, blinds and other window treatments, lighting fixtures and bulbs, built in or attached shelving, built in furniture, millwork, counter tops, cabinetry, all doors (both exterior and interior), bathroom fixtures, sinks, kitchen area improvements, and wall mirrors, made by Landlord or Tenant to the Premises shall become Landlord’s property on the expiration or sooner termination of the Lease Term. On the expiration or sooner termination of the Lease Term, Tenant, at its expense, shall remove from the Premises all moveable furniture, furnishings, equipment, and other articles of moveable personal property owned by Tenant and located in the Premises that can be removed without damage to the Premises; provided, however, the Furniture shall be returned to Landlord. Tenant, at its expense, shall also remove all computer and telecommunications wiring and all non-standard Alterations to the Premises, including any vault, stairway, or computer room Alterations or any Alterations involving roof, ceiling, or floor penetrations. Tenant shall repair any damage caused by the removal. Any items of Tenant’s property that shall remain in the Premises after Tenant has vacated the Premises, may, at the option of Landlord, be deemed to have been abandoned, and in that case, those items may be retained by Landlord as its property to be disposed of by Landlord, without accountability to Tenant or any other party, in the manner Landlord shall determine, at Tenant’s expense.

27.             ATTORNEYS’ FEES. The prevailing party in any litigation arising out of or in any manner relating to this Lease, including the declaration of any rights or obligations under this Lease, shall be entitled to recover from the losing party reasonable attorneys’ fees and costs.

28.             NOTICES. Any notice to be given under this Lease may be given either by a party itself or by its attorney or agent and shall be in writing and delivered by hand, by nationally recognized overnight air courier service (such as Federal Express), or by the United States Postal Service, registered or certified mail, return receipt requested, in each case addressed to the respective party at the addresses provided in this Section or such other addresses that either Party may direct in writing from time to time. A notice shall be deemed effective upon receipt or the date sent if it is returned to the addressor because it is refused, unclaimed, or the addressee has moved.

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28.1.          Landlord’s Notice Address. BGC LLC, a Florida limited liability company c/o Eduardo Namnum, 3363 N.E. 163rd Street, Suite 805, North Miami Beach, Florida 33160.

28.2.          Tenant’s Notice Address: Net Element International, Inc.at the Premises.

29.             IMPOSSIBILITY OF PERFORMANCE. For purposes of this Lease, the term “Unavoidable Delay” shall mean any delays due to strikes, lockouts, civil commotion, war or warlike operations, terrorism, bioterrorism, invasion, rebellion, hostilities, military or usurped power, sabotage, government regulations or controls, inability to obtain any material, utility, or service because of governmental restrictions, hurricanes, floods, or other natural disasters, acts of God, or any other cause beyond the direct control of the party delayed. Notwithstanding anything in this Lease to the contrary, if Landlord or Tenant shall be delayed in the performance of any act required under this Lease by reason of any Unavoidable Delay, then provided notice of the Unavoidable Delay is given to the other party within ten days after its occurrence, performance of the act shall be excused for the period of the delay and the period for the performance of the act shall be extended for a reasonable period, in no event to exceed a period equivalent to the period of the delay. The provisions of this article shall not operate to excuse Tenant from the payment of Rent or from surrendering the Premises at the end of the Lease Term, and shall not operate to extend the Lease Term. Delays or failures to perform resulting from lack of funds or the increased cost of obtaining labor and materials shall not be deemed delays beyond the direct control of a party

30.             HOLDING OVER. In the event Tenant remains in possession of the Premises after the expiration of the Lease Term without Landlord's written consent, such tenancy shall be subject to all the provisions hereof, except that the monthly rental shall be two-hundred percent (200%) of the Monthly Base Rent of the Lease Term for the last month of the last Period (the “Hold Over Rent”), which Hold Over Rent shall be payable hereunder upon such expiration of the Lease Term. In the event Tenant remains in possession of the Premises after the expiration of the Lease Term hereof, or any renewal term, without Landlord's written consent, Tenant shall be a tenant at sufferance and may be evicted by Landlord, but Tenant shall be obligated to pay rent for such period that Tenant holds over without written consent at the same rate provided in the previous sentence and shall also be liable for any and all other damages Landlord suffers as a result of such holdover including, without limitation, the loss of a prospective tenant for such space. Nothing in this Section shall be construed as a consent by Landlord for any holding over by Tenant after the expiration of the Term hereof, or any renewal term.

31.         LANDLORD COVENANTS. Landlord shall furnish services, utilities and facilities which are usual in this Building. Landlord covenants that Tenant, shall peacefully and quietly have, hold and enjoy the Premises, subject to all of the terms and provisions of this Lease. Notwithstanding anything to the contrary contained herein, if (i) Landlord ceases to furnish any service in the Building which service is within Landlord's direct control, (ii) such cessation does not arise as a result of an act or omission of Tenant, its agents, employees, contractors, licensees or invitees, (iii) such cessation is not caused by a fire or other casualty for example, hurricane or other emergency, and (iv) as a result of such cessation, the Premises or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of its business) and Tenant in fact ceases to use the Premises or material portion thereof, then Tenant shall be entitled to an equitable abatement of Rent due hereunder with respect to the period beginning on the day after the date on which the Premises are rendered untenantable and ending on the date the Premises become tenantable. This provision relating to furnishing of services, utilities and facilities shall only apply if Landlord has failed or refused to exercise its reasonable and best efforts to restore services and utilities in a reasonable time in light of the circumstances or event causing the interruption.

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32.             GENERAL PROVISIONS.

32.1.          Construction Principles. The words “including” and “include” and similar words will not be construed restrictively to limit or exclude other items not listed. This Lease has been negotiated “at arm’s-length” by Landlord and Tenant, each having the opportunity to be represented by legal counsel of its choice and to negotiate the form and substance of this Lease. Therefore, this Lease shall not be more strictly construed against either party by reason of the fact that one party may have drafted this Lease. If any provision of this Lease is determined to be invalid, illegal, or unenforceable, the remaining provisions of this Lease shall remain in full force, if the essential provisions of this Lease for each party remain valid, binding, and enforceable. The parties may amend this Lease only by a written agreement of the parties. This Lease shall constitute the entire agreement of the parties concerning the matters covered by this Lease. All prior understandings and agreements had between the parties concerning those matters, including all preliminary negotiations, lease proposals, letters of intent and similar documents are merged into this Lease, which alone fully and completely expresses the understanding of the parties. Landlord and Tenant intend that faxed signatures constitute original signatures binding on the parties. This Lease shall bind and inure to the benefit of the heirs, personal representatives, and, except as otherwise provided, the successors and assigns of the parties to this Lease. Any liability or obligation of Landlord or Tenant arising during the Lease Term shall survive the expiration or earlier termination of this Lease.

32.2.          Radon Gas. The following notification is provided under Section 404.056(6), Florida Statutes: “Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the Miami-Dade County Health Department."

32.3.          No Recording. The Parties agree that this Lease shall not be filed for record.

32.4.          Waiver; Amendment. No failure to exercise and no delay in exercising any right or power under this Lease shall operate as a waiver thereof. No modification or amendment of this Lease shall be valid and binding, unless it is in writing and signed by parties hereto.

32.5.          Governing Law. This Lease shall be construed in all respects according to the laws of the State of Florida, without application of conflict of law principle.

32.6.          Captions. The captions and defined terms contained in this Lease are for convenience of reference only and shall not affect the interpretation or construction of the provisions of this Lease.

32.7.          Counterparts. This Lease may be executed in counterparts, each of which shall be deemed an original and all of which shall together constitute but one agreement.

32.8.          Binding Effect. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors, assigns and legal representatives.

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32.9.          Authority. Each of the signatories executing this Assignment on behalf of Landlord or Tenant, as the case may be, does hereby personally represent and warrant that Landlord or Tenant, as the case may be, is a duly organized and validly existing limited liability company or corporation, that Landlord or Tenant, as the case may be, is qualified to do business in the State of Florida, and that Landlord or Tenant, as the case may be, has full right, power and authority to enter into this Lease, and that each person signing on behalf of Landlord or Tenant, as the case may be, is authorized to do so.

IN WITNESS WHEREOF, this Lease has been executed on behalf of Landlord and Tenant as of the Date of this Lease.

WITNESSES:	LANDLORD:

BGC LLC, a Florida limited liability company
/s/ Shannon D. Ovalles
Signature of Witness 1	By:	/s/ Eduardo Namnom
	Print Name:	Eduardo Namnom
Shannon D. Ovalles	Title:	Manager
Print name of Witness 1
	Date Executed:	5/10/2013
/s/ Shawn Robinson
Signature of Witness 2

Shawn Robinson
Print name of Witness 2

TENANT:
/s/ Emily English
Signature of Witness 1	Net Element International , Inc.,
a Delaware company
Emily English
Print name of Witness 1	By:	/s/ Oleg Firer
	Print Name:	Oleg Firer
/s/ Giovanni DiFedo	Title:	CEO
Signature of Witness 2

Giovanni DiFedo
Print name of Witness 2	Date Executed:	5/10/2013

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EXHIBIT “A”

SKETCH OF PREMISES

14

EXHIBIT A

OFFICE #1
OFFICE #2
OFFICE #3
OFFICE #4
OFFICE #5
Typ A(1) Office 1
Typ B(1) Office 2
Typ B(2) Office 3
Typ B(3) Office 4
Typ F(1) CEO 1
DESK #1
DESK #2
DESK #3
DESK #4
DESK #5
DESK #6
Typical C General Clerk Area
OFFICE #6
OFFICE #7
Typ A(2)
RECEPTION
Typical E Reception
MEETING ROOM
Typical D Conference Room
OFFICE #8
OFFICE #9
Typ A(3) Office 6
OFFICE #10
Typ A(4) Office 8
OFFICE #11
Typ B(4) Office 7
OFFICE #12
Typ F(2) CEO 2
SERVER ROOM
NOT TO SCALE
Date: 10/26/06
Files: jv102606mr
Drawn by: J. Voegele
Prepared for:
Office Bargain Center
Martin Raymond
Pompano Bch, FL
Namnum Bldg
artopex

EXHIBIT “B”

FURNITURE

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Exhibit B

Office Inventory

Executive Suites 705, 706, and 707 are tastefully appointed with the furnishings listed below.

RECEPTION
Reception Desk	1
Lounge Chair	2
Table	2

OFFICE 1
Bow Front Table with Curved Interior Access & Integrated Left Half-Return 72 x 42/18	1
Left Dual Depth Table 30 x 24/18	1
Freestanding Pedestal without Top / Box-Box-File	1
Chrome Satin Handles - Code J
Deluxe Arm Chair with Ratchet Back, Cantilever Arms and Platinum Angled Base	3
Imagine Mid Back Manager Chair Black Leather with Chrome Base	1

OFFICE 2
Bow Front Table with Curved Interior Access & Integrated Left Half-Return 72 x 42/18	1
Left Dual Depth Table 30 x 24/18	1
Freestanding Pedestal without Top / Box-Box-File	1
Chrome Satin Handles - Code J
Metal Lateral File Cabinet - Chrome Satin Handles	1
Executive High Back Black Leather Chair with Chrome Base	2

OFFICE 3
Desk with Bow Front and Curved Interior Access	2
Left Pedestal (72 X 30/36)
Air Grid Back Deluxe Task Chair with Leather Seat	1

OFFICE 4
Bow Front Table with Curved Interior Access & Integrated Left Half-Return 66 x 42/18	1
Executive High Back Black Leather Chair with Chrome Base	1

OFFICE 5
Credenza with 2 Drawer Lateral File Cabinet and 2 Doors	1
Right Dual Depth Table 30 x 24/18	1
Air Grid Back Visitors Chair with Leather Seat, Fixed	1
Bow Front Table with Curved Interior Access & Integrated Right Half-Return 72 x 42/18	1
Freestanding Pedestal without Top / Box-Box-File	1
Chrome Satin Handles - Code J
Air Grid Back Deluxe Task Chair with Leather Seat	1

Exhibit B

Office Inventory

OFFICE 6
Bow Front Table with Curved Interior Access & Integrated Left Half-Return 72 x 42/18	1
Left Dual Depth Table 30 x 24/18	1
Bow Front Table with Curved Interior Access & Integrated Right Half-Return 66 x 42/18	1
Right Dual Depth Table 30 x 24/18	1
Freestanding Pedestal without Top / Box-Box-File	1
Chrome Satin Handles - Code J
Metal Lateral File Cabinet - Chrome Satin Handles	1
Executive High Back Leather Chair 2

OFFICE 7
Desk with Bow Front and Curved Interior Access	1
Left Pedestal (72 x 30/36)
Credenza with 2 Drawer Lateral File Cabinet and 2 Doors	1
Executive High Back Leather Chair 2	1
Hutch for Credenza	1
White Visitor Chair with Chrome Legs	2

CONFERENCE ROOM
Credenza with 2 Drawer Lateral File Cabinet and 2 Doors	2
Modular Table	1
Philips 42" Plasma TV	1
Imagine Mid Back Manager Chair Black Leather with Chrome Base	9

OFFICE 9
Credenza with 2 Drawer Lateral File Cabinet and 2 Doors	1
Desk with Bow Front and Curved Interior Access	1
Left Pedestal (72 x 30/36)
Executive High Back Black Leather Chair with Chrome Base	1

OFFICE 10
Metal Lateral File Cabinet - Chrome Satin Handles	3
Desk with Bow Front and Curved Interior Access	1
Left Pedestal (72 x 30/36)

OFFICE 11
Bow Front Table with Curved Interior Access & Integrated Left Half-Return 72 x 42/18	1
Left Dual Depth Table 30 x 24/18	1
Freestanding Pedestal without Top / Box-Box-File	2
Chrome Satin Handles - Code J
Bow Front Table with Curved Interior Access & Integrated Right Half-Return 66 x 42/18	1

Exhibit B

Office Inventory

Right Dual Depth Table 30 x 24/18	1
Credenza with 2 Drawer Lateral File Cabinet and 2 Doors	1

706 ENTRY
Reception Desk 2	1
Executive High Back Leather Chair 2	1

CLERK AREA
Deluxe Arm Chair with Ratchet Back, Cantilever Arms and Platinum Angled Base	2
Air Grid Back Visitors Chair with Leather Seat, Fixed	2
Air Grid Back Deluxe Task Chair with Leather Seat	1
Executive High Back Leather Chair 2	2

CEO OFFICE
Credenza with 2 Drawer Lateral File Cabinet and 2 Doors	1
Hutch for Credenza	1
White Leather Sectional	1
Round Meeting Table	1
Brown Leather Task Chair with Chrome Base	4
2 Drawer Cabinet with Glass Door	2
4 Drawer Entertainment Table with Glass Top	1
Hand Crafted Wood Chair	1
Custom Executive Desk with Electronic Height Adjustment	1
Dell 42" TV	4
Apple TV	1
Wine Refrigerator	1

SERVER ROOM
All Crestron Automation Systems
Samsung DCS 100
5 Port GB Switch

KITCHEN
Refrigerator	2
Table	1
Chairs	4
Microwave	2
Toaster Oven	1

Exhibit B
Office Inventory

Following are images of some of the furniture provided in Executive Suites 705, 706, and 707 (this is a sample of the style and type of furniture included and by no means a comprehensive all inclusive inventory of).

RECEPTION

Exhibit B
Office Inventory

CEO OFFICE

The CEO Office has luxurious, yet functional, furnishings to include an Executive Desk with Electronic Height Adjustment, a White Leather Sectional Sofa, a Round Meeting Table with Leather Seating, a Credenza with Hutch, a 2-Drawer Cabinet with Glass Door, a 4-Drawer Entertainment Table with Glass Top, four Dell 42" TVs, an Apple TV, and a Wine Refrigerator.

Exhibit B
Office Inventory

KITCHEN, CLERK AREA, AND RECEPTION

EXHIBIT “C”

GUARANTY

THIS IS A GENERAL GUARANTY WHICH IS ENFORCEABLE BY THE LANDLORD, ITS SUCCESSORS AND ASSIGNS. THIS IS ALSO AN ABSOLUTE AND UNCONDITIONAL GUARANTY.

The undersigned, jointly and severally (together, the “Guarantor”), absolutely and unconditionally guaranty the prompt and full performance and observance by Unified Payments, a Florida limited liability company (the “Tenant”), and by its legal representatives, successors, and assigns, of all of the provisions to be performed by the Tenant under that certain Commercial Lease of even date herewith (the "Lease"), between BGC LLC, a Florida limited liability company (the “Landlord”) and Tenant for the use of the Premises, as defined in the Lease, located at 3363 N.E. 163rd St., North Miami Beach, Florida 33160, whether before, during, or after the Lease Term, as defined in the Lease. Each Guarantor represents and warrants that he has a direct financial interest in Tenant and that he has received substantial consideration in exchange for making this Guaranty.

This is a guaranty of payment and not collection and Landlord may proceed directly against any Guarantor without first proceeding with any remedies against Tenant. This Guaranty shall not be impaired by, and Guarantor consents to, any modification, supplement, extension, or amendment of the Lease to which the parties to the Lease may hereafter agree. Presentment, notice, and demand on Tenant or Guarantor and subsequent dishonor are not conditions to proceeding against Guarantor.

In connection with any suit, action, or other proceeding, including arbitration or bankruptcy, arising out of or in any manner relating to this Guaranty, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’, paralegals’, and legal assistants’ fees and disbursements (including disbursements which would not otherwise be taxable as costs in the proceeding) and expert witness fees through and including all post-judgment and appellate levels.

Any legal action or proceeding arising out of or in any way connected with this Guaranty shall be instituted in a court (federal or state) located in the county in which the Premises are located, which shall be the exclusive jurisdiction and venue for litigation concerning this Guaranty. Landlord and Guarantor shall be subject to the jurisdiction of those courts. The execution of this Guaranty and performance of its obligations by Guarantor, for purposes of personal or long-arm jurisdiction, constitutes doing business in the State of Florida under Section 48.193, Florida Statutes. In addition, Landlord and Guarantor waive any objection that they may now or hereafter have to the laying of venue of any action or proceeding in those courts, and further waive the right to plead or claim that any action or proceeding brought in any of those courts has been brought in an inconvenient forum. All payments to be made by Guarantor under this Guaranty shall be payable at Landlord’s office at 3363 N.E. 163rd St., Suite 805, North Miami Beach, Florida 33160.

This Guaranty is a continuing guaranty that shall be effective before the commencement of the Lease Term and shall remain effective following the Lease Term, and any renewal thereof, as to any surviving provisions that remain effective after the termination of the Lease. Guarantor’s obligations under this Guaranty shall also continue in full force and effect after any transfer of the Tenant’s interest under the Lease, during any renewals or extensions of the Lease Term, and during any holdover by Tenant after expiration of the Lease Term.

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The liability of Guarantor under this Guaranty shall in no way be affected, modified, or diminished by reason of (a) any assignment, renewal, modification, amendment, or extension of the Lease, or (b) any modification or waiver of or change in any of the terms, covenants, and conditions of the Lease by Landlord and Tenant, or (c) any extension of time that may be granted by Landlord to Tenant, or (d) any consent, release, indulgence, or other action, inaction, or omission under or in respect of the Lease, or (e) any dealings or transactions or matter or thing occurring between Landlord and Tenant, or (f) any bankruptcy, insolvency, reorganization, liquidation, arrangement, assignment for the benefit of creditors, receivership, trusteeship, or similar proceeding affecting Tenant, or the rejection or disaffirmance of the Lease in any proceedings, whether or not notice of the proceedings is given to Guarantor.

For purposes of this Guaranty, on a default by Tenant under the Lease, the entire balance of all forms of Rent due under the Lease for the remainder of the Lease Term may be declared to be forthwith due and payable as provided in the Lease notwithstanding any stay, injunction, or other prohibition preventing a similar declaration as against Tenant and, in the event of any such declaration by Landlord, all of the obligations (whether or not due and payable by Tenant) shall forthwith become due and payable by Guarantor under this Guaranty.

If Landlord assigns the Lease or sells the Unit, Landlord may assign this Guaranty to the assignee or transferee, who shall thereupon succeed to the rights of Landlord under this Guaranty to the same extent as if the assignee were an original guaranteed party named in this Guaranty, and the same rights shall accrue to each subsequent assignee of this Guaranty. If Tenant assigns or sublets the Premises, the obligations of the Guarantor under this Guaranty shall remain in full force and effect.

From time to time, Guarantor, on not less than five days’ prior notice, shall execute and deliver to Landlord an estoppel certificate in a form generally consistent with the requirements of institutional lenders and certified to Landlord and any mortgagee or prospective mortgagee or purchaser of the Premises and/or Unit. In addition, if requested, Guarantor shall provide any financial information concerning Guarantor that may be reasonably requested by any mortgagee or prospective mortgagee or purchaser of the Unit.

(Remainder of page intentionally left blank)

(Signatures and notary acknowledgment appearing in the next page)

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Dated this ___ day of _________, 2012

Oleg Firer, Guarantor

Guarantor’s address:

Guarantor’s Social Security No.

STATE OF FLORIDA            )

                                                   ) ss:

COUNTY OF MIAMI-DADE)

The foregoing instrument was acknowledged before	OFFICIAL NOTARIAL SEAL:
me this ____ day of __________________, 2012, by
Oleg Firer, who is personally known to me or who
has produced _____________________________ as
identification.
(type, print, or stamp name)
NOTARY PUBLIC

My commission expires: __________________________

Commission No. _______

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EXHIBIT “D”

PARKING

19

EXHIBIT D

Parking Space

Suites 705, 706, and 707 have the use of nine (9) reserved parking spaces as illustrated below:

Parking Bumpers Labeled: PRIVATE 705

-	Three (3) covered parking spaces located in the Garage on Level 3A

Parking Bumpers Labeled: PRIVATE 706

-	Two (2) covered parking spaces in the Garage on Level 3A
-	Four (4) covered parking spaces in the Garage on Level 3

Suite 707 has two (2) parking spaces which are included in Suite 706 above for ease of reference as the parking bumpers are labeled PRIVATE 706.